Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-256692 on Form S-8 of our report dated March 28, 2022, relating to the financial statements of Paysafe Limited appearing in this Annual Report on Form 20-F for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP

Houston, Texas

March 28, 2022